Exhibit 99.2

EiC ENTERPRISES LIMITED

CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT ACCOUNTANTS

DECEMBER 31, 2003 AND 2002

2/F No. 11 Innovation Rd., 1
Science-Based Industrial Park
Hsinchu, Taiwan, Republic of China
Tel:(03) 578-0205
Fax:(03) 577-7985

Report of Independent Accountants

To the Board of Directors and Stockholders of EiC Enterprises Limited

We have audited the accompanying consolidated balance sheets of EiC Enterprises Limited and its subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income and changes in accumulated deficit and of cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EiC Enterprises Limited and its subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ PRICEWATERHOUSECOOPERS

March 11, 2004

EiC ENTERPRISES LIMITED

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

(EXPRESSED IN UNITED STATES THOUSAND DOLLARS)

	2003	2002
ASSETS
Current Assets
Cash	$573	$625
Marketable securities	61	2,287
Notes receivable	15	4
Accounts receivable	755	147
Other financial assets – current	600	300
Inventories	2,131	922
Other current assets	146	170
	4,281	4,455

Long-term Investments	—	457

Property and Equipment-net	3,480	5,287

Other Assets
Deposit out	64	64
Deferred charges	3	—
Other assets	2	4
	69	68

TOTAL ASSETS	$7,830	$10,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$1,000	$1,000
Borrowings under line of credit	990	372
Accounts payable	448	514
Accrued expenses	115	132
Deferred margin	6	1
Other payables	500	—
Current portion of long-term note payable	87	62
Current portion of capital lease obligation	3,146	2,081

Other Liabilities
Long-term notes payable	292	—
Capital lease obligation	21	83
	313	83

TOTAL LIABILITIES	3,459	2,164
Stockholders’ Equity
Capital
Common stock - par value of $0.01 per share	16	15
Convertible preference stock - par value of $0.01 per share	453	333
Capital received in advance	14	—
Capital surplus	51,444	48,514
Accumulated deficit	(47,363)	(40,560)
Cumulative translation adjustment	(193)	(199)
	4,371	8,103
Commitments (Note 13)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,830	$10,267

The accompanying notes are an integral part of the consolidated financial statements.

EiC ENTERPRISES LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND CHANGES IN ACCUMULATED DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

(EXPRESSED IN UNITED STATES THOUSAND DOLLARS)

	2003	2002

Operating revenues	$4,402	$1,979
Operating costs	(5,971)	(5,927)
Gross loss	(1,569)	(3,948)
Operating expenses	(5,045)	(7,945)
Operation loss	(6,614)	(11,893)
Non-operating income and expenses, net
Interest income	5	58
Foreign exchange loss, net	(3)	—
Interest expense	(83)	(63)
Investment loss	(29)	(283)
Loss on disposal of investments	(79)	—
Other income, net	—	6
	(189)	(282)
Loss before income tax and minority interest	(6,803)	(12,175)
Minority interest	—	1
Net loss	$(6,803)	$(12,174)
Accumulated deficit
Beginning balance	(40,560)	(28,386)
Ending balance	$(47,363)	$(40,560)

The accompanying notes are an integral part of the consolidated financial statements.

EiC ENTERPRISES LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 20Q2

(EXPRESSED IN UNITED STATES THOUSAND DOLLARS)

	2003	2002

Cash flows from operating activities
Net loss	$(6,803)	$(12,174)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	2,040	4,288
Amortization of deferred stock-based compensation	39	89
Loss on disposal of investment	79	—
Loss on impairment of long-term investments	29	283
Minority interest in net loss of consolidated subsidiaries	—	(1)
Currency translation adjustment	4	4
Changes in assets and liabilities:
Notes receivable	(11)	(4)
Accounts receivable	(608)	120
Inventories	(1,209)	1,261
Other current assets	24	(37)
Other assets	2	—
Accounts payable	618	(470)
Accrued expenses	(66)	49
Deferred margin	(17)	(59)
Other payables	5	(1)
Net cash used in operating activities	(5,874)	(6,652)
Cash flows from investing activities
(Increase) decrease in restricted cash, net	(300)	86
Decrease in deposit out	—	12
Decrease (increase) in marketable securities	2,252	(2,279)
Proceeds from disposal of long-term investment	325	—
Purchase of property and equipment	(195)	(293)
Increase in deferred charges	(4)	—
Net cash provided by (used in) investing activities	2,078	(2,474)
Cash flows from financing activities
Proceeds from additional capital contribution	3,026	7,606
Proceeds from borrowings	1,000	7,606
Repayment of note payable	(208)	(166)
Repayment of capital lease obligation	(74)	(26)
Net cash provided by financing activities	3,744	7,414
Net (decrease) increase in cash and cash equivalents	(52)	(1,712)
Cash and cash equivalents at beginning of the period	625	2,337
Cash and cash equivalents at end of the period	$573	$625
Supplemental disclosure of cash paid
Interest expense paid	$86	$76
Supplemental disclosure of cash paid
Capital lease for machinery and equipment	$37	$145

The accompanying notes are an integral part of the consolidated financial statements.

EiC ENTERPRISES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

(EXPRESSED IN UNITED STATES THOUSAND DOLLARS)

1.               HISTORY AND ORGANIZATION

1)              EiC Enterprises Limited was incorporated in the British Bermuda Islands under “The International Business Companies Ordinance” in June, 1997. The Company is engaged in investment holding.

2)              Consolidated Subsidiaries

Company name	Relationship with related parties	Main operating items	Rates of direct and Indirect holding interest
Eurtend Technology Corporation	Holding shares more than 50% interest	Designs and manufactures “RFIC”	99.75%
EiC Corp.	Holding shares more than 50% interest	Designs and manufactures “RFIC” and microwave semiconductor devices.	100%

2.               SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1)              Basis of consolidation

The financial statements of subsidiaries in which the Company owns more than 50% of the subsidiaries’ shares are included in consolidations. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

2)              Translation of foreign currency transactions

The accounts of the Company and its consolidated subsidiaries are maintained in their functional currencies. Transactions denominated in foreign currencies, except for forward contracts, are translated into their functional currencies at the rates of exchange prevailing on the transaction dates. Receivables, other monetary assets and liabilities denominated in foreign currencies are translated into their functional currencies at the rates of exchange prevailing at the balance sheet date. Exchange gains or losses are included in the current year’s net income.

The financial statements of foreign subsidiaries are translated into United States dollars using the exchange rates prevailing at balance sheet date for asset and liability accounts, average exchange rates for profit and loss accounts and historical exchange rates for equity accounts. The cumulative translation effects for subsidiaries using functional currencies other than the United States dollar are included in the cumulative translation adjustment in stockholders’ equity.

3)              Cash equivalents

Cash equivalents are short-term, highly liquid investment, which are readily convertible to known amounts of cash and with maturity dates that do not present significant risk of changes in value because of changes in interest rates.

4)              Marketable securities

Marketable securities are recorded at cost when acquired. The carrying amount of the marketable securities portfolio is stated at the lower of its aggregate cost or market value at the balance sheet date.

5)              Inventories

Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out method.

6)              Long-term investments

Long-term investments are accounted for at the lower of cost or market value for listed companies and at cost for unlisted companies if the Company holds an interest of less than 20% and have no significant influence on operational decisions of the investee company. The unrealized loss resulting from the decline in market value of such investment is deducted from stockholders’ equity. When it becomes evidently clear that there has been a permanent impairment in value and the chance of recovery is minimal, loss is recognized in current year’s net income or loss.

Long-term investments in both listed and unlisted companies are accounted for under the equity method if the Company holds an interest of at least 20%, unless the Company cannot exercise significant influence over the investee company, in which case, the investment is accounted for at cost. Unrealized intercompany gains and loss are eliminated under the equity method.

The exchange difference arising from foreign long-term investments is included in the Company’s equity account as “Cumulative Translation Adjustment”.

7)              Property and equipment

Property and equipment are recorded at cost, Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life or the lease term of the respective assets.

8)              Impairment of long-lived assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets are based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

9)              Income tax

The Company accounts for income taxes under the asset and liability method, which recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statements reported amounts, and for net operating loss and tax credit carryforwards. The Company records a valuation allowance against deferred tax assets for which realization is uncertain.

10)        Revenue recognition

Foundry/consulting services revenues are recognized when evidence of an arrangement exists, services are rendered and collection is probable. Payments received before services are rendered are recorded as deferred revenue. Revenue from product sales to customers, other than to distributors with rights of return, is recognized upon shipment if a signed purchase order exists, the price is fixed or determinable, collection of the resulting receivables is considered probable and product returns can be reasonably estimated. Subsequent to the sales of the products, the Company has no obligation to provide modification or customization, upgrades, enhancements or any post contract customer support. Revenue from shipments to distributors with rights of return is deferred until the distributor resells the inventory. Upon shipment, the Company provides for the estimated costs that may be incurred for product warranties.

11)        Management estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses during the reporting period in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.               CASH AND CASH EQUIVALENTS

	December 31,
	2003	2002
Cash :
Checking and savings accounts	$573	$625

4.               MARKETABLE SECURITIES

	December 31,
	2003	2002
Mutual Funds	$61	$2,287

5.               INVENTORIES

	December 31,
	2003	2002
Work in progress	$1,495	$781
Finished goods	636	141
	$2,131	$922

6.               LONG-TERM INVESTMENTS

Details of long-term investments are summarized as follows:

	December 31,
	2003		2002
	Amount	Percentage of Ownership	Amount	Percentage of Ownership

Investments accounted for under cost method;
Meicer Semiconductor Inc.	$—	0.43%	$29	0.43%
Kopin Taiwan Corp.	—	—	428	1%
	$—		$457

Meicer Semiconductor Inc. has suffered an impairment in value and the chance of recovery is minimal, accordingly the Company’s subsidiary recognized impairment loss for the year 2003 and 2002 of $29 and $283, respectively.

7.               PROPERTY AND EQUIPMENT

	December 31,
	2003	2002
Leasehold improvements	$4,305	$4,305
Machinery and equipment	10,140	9,953
Equipment under capital leases	223	186
Software	329	326
Furniture and fixtures	403	407
Other equipment	63	57
	15,463	15,234

Less: Accumulated depreciation and amortization	11,983	9,947
	$3,480	$5,287

Accumulated depreciation related to equipment under capital leases totaled $55 and $15 at December 31, 2003 and 2002, respectively.

8.               BORROWINGS

Notes payable

In July 2003, the Company obtained an equipment loan from a bank in the U.S. The credit facility allows for borrowing up to $1,000 and is collateralized by the equipment and machinery purchased under the loan by the Company.  The principal was repaid in equal installments beginning in August 2003 with final payment due in July 2005. The equipment loan bears interest at prime rate plus 1.5% (5.5% at December 31, 2003). At December 31, 2003, the outstanding balance under this equipment loan was $792 with current portion of $500.

Lines of credit

The Company maintains a line of credit with a bank in the U.S. The line of credit, renewed in September each year, provides for $1,000 in credit, bears interest at prime plus 1.5% (5.5% and 5.25% at December 31, 2003 and 2002, respectively), and is collectivized by accounts receivable and inventories. At December 31, 2003 and 2002, the outstanding balances under this line of credit were both $1,000.

Loan covenants

During the lives of these loans, the Company is required to maintain certain loan covenants, including current ratios, debt to equity ratios and net worth, and to pledge to the bank a demand deposit equivalent to 30% of loan outstanding balance. The Company was in compliance with the covenants as of December 31, 2003 and 2002. At December 31, 2003 and 2002, the Company is required to maintain a demand deposit of $600 and $300 with the bank for the equipment loan and the line of credit, respectively.

9.               INCOME TAXES

There was no tax provision in 2003 and 2002, because of the losses incurred.

Deferred tax assets (liabilities) consist of the following:

	December 31,
	2003	2002

Deferred tax assets:
Net operating loss carryforward	$8,141	$7,592
Accruals and allowances	1,585	549
Research and development tax credit	1,729	1,420
Depreciation and amortization	574	470
Other	342	340
Gross deferred tax assets	12,371	10,371
Deferred tax valuation allowance	(12,371)	(10,371)
Net deferred tax assets	$—	$—

The Company has established a valuation allowance offsetting the net deferred tax assets because of the uncertainty regarding realization of those assets. If unused, these carryforwards will expire commencing in 2004 through 2011. The research and development tax credit will expire starting in the year 2003 through 2011 if not utilized.

10.         CONVERTIBLE PREFERRED STOCK

Terms for issuance of convertible preferred stocks:

a)              Dividends or other distributions

The holders of preferred shares shall be entitled to participate pari passu with the holders of common shares in any dividends or other distributions declared on the common shares and any other shares, which are entitled to participate in dividends and distributions declared on common shares.

b)             Liquidation, dissolution or winding up

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each holder of preferred shares shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company’s shares, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any other class of shares of the Company’s capital. An amount of US$2.00 per share together, with all declared and unpaid dividends thereon up to and including the date of full payment, shall be tendered to the holders of the preferred shares, with respect to such liquidation, dissolution or winding up.

c)              Voting rights

Each holder of preferred shares shall be entitled to vote on all matters submitted to a vote of the shareholders on the basis of one vote for each preferred share held by such shareholder.

d)             Conversion of shares

The preferred shares shall automatically be converted, on the date of occurrence of a “Triggering Event”. The “Triggering Event” means the time the Company receives the proceeds from a firm commitment of an underwritten public offering of common shares. At the time the Company receives an offer in writing for all the voting shares in the capital of the Company (including without limitation to common shares and preferred shares) at a price per share, which shall exceed the issue price of the highest price per share at which any issue of common shares and preferred shares has occurred.

e)              Issuance of warrants

The Company has issued to each investor purchasing the preferred shares of 2001-July Fundraising a warrant for additional Preference Shares of the Company. The Exercise Period is commencing from the date of the warrant and ending on March 31, 2004, the Exercise Price is US$0.1 per share and the Exercise Shares for each investor shall be the exact equivalent of the shares purchased by such investors. The Company has authorized the issuance of 7,283,154 warrants equal to the number of preferred shares purchased.

11.         STOCK OPTION PLAN

1997 Stock Option Plan

In June 1997, the Company adopted the 1997 Stock Option Plan (the “1997 Plan”). The 1997 Plan provides for the issuance of incentive and non qualified stock options to employees, directors and consultants of the Company and its subsidiaries. Under the 1997 Plan, options to purchase 5,104,000 shares of the Company’s Common Stock have been authorized for grant to employees, directors and consultants of the Company. Options under the plan must be granted with exercise prices less than 100% and 85% for incentive and non qualified stock options, respectively, of the estimated fair value of the Company’s Common Stock on the date of grant, as determined by the Board of Directors. Options granted to shareholders who own greater than 10% of the Company’s outstanding stock must be issued with exercise prices not less than 110% of the estimated fair value of the Company’s Common Stock on the date of grant, as determined by the Board of Directors. Options under the 1997 Plan generally becomes exercisable at a rate of at least 20% per year over four years from the date of the options are granted. Options will expire, if not exercised, upon the earlier of 10 years from the date of grant or generally 30 days after termination as an employee of the Company.

During the years ended December 2003 and 2002, the Company recorded no deferred stock-based compensation.  This deferred compensation represents the difference between the grant price and the deemed fair value for financial statement reporting purposes of the Company’s common stock during the period and is amortized into expense over the vesting period of the related options.

A summary of the activity related to options granted to employees, directors and consultants of the Company and its subsidiaries under the 1997 Plan is set forth below:

	Shares Available for Grant	Shares Outstanding	Weighted Average Exercise Price
Balance at December 31, 2001	1,635,724	3,268,450	$1.50
Options authorized	873,979	—	—
Options granted	(397,500)	397,500	2.12
Options exercised	—	(13,245)	0.14
Options cancelled	1,470,425	(1,470,425)	1.47
Balance at December 31, 2002	3,582,628	2,182,280	1.64
Options authorized	1,440,000	—	—
Options granted	(4,569,332)	4,569,332	0.05
Options exercised	—	(157,975)	0.15
Options cancelled	176,453	(176,453)	0.50
Balance at December 31, 2003	629,749	6,417,184	0.58

As of December 31, 2003, the outstanding and exercisable options granted to employees, directors and consultants of the Company and its subsidiaries under the 1997 Plan are presented below:

	Options Outstanding at December 31, 2003
		Weighted
		Average	Weighted
		Remaining	Average	Options Exercisable at December 31, 2003
Exercise	Number	Contractual	Exercise	Number	Weighted Average
Price	Outstanding	Life (in Years)	Price	Outstanding	Exercise Price
$0.05	3,512,984	6.79	$0.05	1,517,097	$0.05
$0.10~1.60	2,860,700	2.92	0.68	2,204,025	0.61
$3.00	43,500	6.68	3.00	32,625	3.00
	6,417,184	5.06	$0.58	3,753,747	$0.41

On November 26, 2002, the Company offered a voluntary stock option re-pricing program for its employees.  The employees were given the opportunity to voluntarily exchange unvested stock options as of July 1, 2002 for new options to be issued on or after May 27, 2003.  Approximately 1,039,725 shares of options were surrendered by November 15, 2002. The Company granted 1,039,725 shares of options on May 27, 2003 with exercise price of $0.05 per share. The vesting terms for the new options continue with the old options. The exchange program did not result in the recording of any compensation expense. The exercise price of the options granted in 2003 was subsequently determined to be at or above the fair value of EiC-Bermuda’s common stock.

12.         RELATED PARTY TRANSACTIONS

A.           Names and relationship of related parties

Names of related parties	Relationship with the Company

Etron Technology, Inc.	One of the major shareholders

B.             Significant Related Party Transactions

Eutrend Technology, Inc. leased the office from Etron Technology, Inc. The total rental expense were both $13 for the year ended December 31, 2003 and 2002, and provide guarantees of rent to Etron Technology, Inc., amounted to $1.

13.         COMMITMENTS

Subsidiary, EiC Corporation leases manufacturing facilities under operating leases which will expire May 31, 2007. Total rent expense was approximately $720 and $718 for the years ended December 31, 2003 and 2002, respectively.

Future minimum payments under the lease agreement are as follows :

Year Ending December 31	Capital Leases	Operating Leases
2004	$97	$617
2005	24	636
2006	—	655
2007	—	279
Total minimum lease payments	121	2,187
Less: Amount representing interest	(13)
Present value of minimum lease payments	108
Less: Current portion	(87)
Long-term portion	$21

14.         SUBSEQUENT EVENTS

The Company has resolved to issue convertible loan approved by its Board of Directors. Total financing amount will be between $3,000,000 and $6,000,000. The purchase price equals to 100% of the principal amount of each loan, with interest rate to be 10% per annum. Within the twelve-month period following the Initial Closing Date, the loan shall be, at the option of the investor, (1) convertible into Preference Shares of the company at the price of $0.18 per share or (2) due and payable immediately, including all accrued interest.

15.         OTHER

The Company has incurred a significant amount of loss in the past years and as a result, the accumulated deficit as of December 31, 2003 amounted to $45,860.  This circumstance raises substantial doubt on the Company’s ability to continue as a going concern. However, the Company has received assurances from major stockholders that addition funding would be provided, if needed, in order to enable the Company to continue its operation.